Exhibit 99.2
Second Quarter 2008
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations with respect to strategies to enhance shareholder value to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2007, as amended, and in the Company’s press release; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to enter into new joint ventures and the availability of equity financing from traditional real estate investors to fund development activities; the Company’s ability to obtain construction loan financing to fund development activities; uncertainties associated with the Company’s condominium conversion and for-sale housing business; uncertainties associated with loss of personnel in connection with the Company’s reduction of corporate and property development and management overhead; conditions affecting ownership of residential real estate and general conditions in the multifamily residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated December 31, 2007, as amended, and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K, as amended, under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Rental	$62,286	$60,873	$124,474	$121,538
Other property revenues	4,084	3,651	7,381	7,050
Other	235	128	474	245

Total revenues	66,605	64,652	132,329	128,833

Expenses
Property operating and maintenance (exclusive of items shown separately below)	33,555	32,265	66,012	63,616
Depreciation	14,386	14,375	28,649	28,726
General and administrative (1)	4,956	5,959	10,804	11,407
Investment, development and other (2)	1,356	1,955	2,814	3,505
Strategic review costs (3)	2,091	—	8,161	—
Impairment and severance costs (4)	29,300	—	29,300	—

Total expenses	85,644	54,554	145,740	107,254

Operating income (loss)	(19,039)	10,098	(13,411)	21,579

Interest income	61	213	271	463
Interest expense	(10,112)	(10,863)	(20,268)	(21,908)
Amortization of deferred financing costs	(859)	(829)	(1,710)	(1,641)
Gains (losses) on sales of real estate assets, net (5)	(368)	62,738	1,751	66,444
Equity in income of unconsolidated real estate entities	420	310	821	814
Other income (expense) (6)	66	(261)	(108)	(522)
Minority interest in consolidated property partnerships	427	(716)	61	(693)
Minority interest of common unitholders	238	(852)	284	(882)

Income (loss) from continuing operations	(29,166)	59,838	(32,309)	63,654

Discontinued operations (7)
Income from discontinued property operations, net of minority interest	4,103	4,099	7,642	7,864
Gains on sales of real estate assets, net of minority interest	—	—	2,290	16,890

Income from discontinued operations	4,103	4,099	9,932	24,754

Net income (loss)	(25,063)	63,937	(22,377)	88,408
Dividends to preferred shareholders	(1,910)	(1,910)	(3,819)	(3,819)

Net income (loss) available to common shareholders	$(26,973)	$62,027	$(26,196)	$84,589

Per common share data — Basic (8)
Income (loss) from continuing operations (net of preferred dividends)	$(0.71)	$1.33	$(0.82)	$1.38
Income from discontinued operations	0.09	0.09	0.23	0.57

Net income (loss) available to common shareholders	$(0.61)	$1.43	$(0.60)	$1.95

Weighted average common shares outstanding — basic	44,011	43,463	43,939	43,416

Per common share data — Diluted (8)
Income (loss) from continuing operations (net of preferred dividends)	$(0.71)	$1.31	$(0.82)	$1.35
Income from discontinued operations	0.09	0.09	0.23	0.56

Net income (loss) available to common shareholders	$(0.61)	$1.40	$(0.60)	$1.91

Weighted average common shares outstanding — diluted	44,011	44,278	43,939	44,192

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	General and administrative costs for the six months ended June 30, 2008 included $353 compared to $283 for the three and six months ended June 30, 2007 of additional severance charges related to increased accruals for prior year severance arrangements. For the three months ended June 30, 2008, the Company recognized a reduction of general and administrative expenses of $153 related to changes in variable compensation costs under the Company’s Shareholder Value Plan due to the decrease in the Company’s share price during the quarter. For the three months ended June 30, 2007, the Company recognized a $431 increase in variable compensation costs under this plan.
(2)	Investment, development and other expenses for the three and six months ended June 30, 2008 and 2007 included investment group expenses, development personnel and associated costs and land carry expenses not allocable to current development projects.
(3)	Strategic review costs for the three and six months ended June 30, 2008 included financial, legal and other costs associated with the Company’s formal process to pursue a possible business combination or other sale transaction. In June 2008, the Company announced that the process had concluded without a business combination or other sale transaction.
(4)	Impairment and severance costs for the three and six months ended June 30, 2008 included non-cash impairment charges of approximately $28,947 to write down land and pre-development costs associated with development projects that are no longer expected to be started in the near term, or that are expected to be marketed for sale, to their estimated fair values and to write off pursuit costs on certain abandoned development projects. Severance charges for the three and six months ended June 30, 2008 included approximately $353 related to a management and staff workforce reduction that was initiated in the second quarter of 2008. Subsequent to June 30, 2008, the Company recorded additional severance charges of approximately $1,600 upon the continuation of the management and staff workforce reductions through July 2008.
(5)	For the three and six months ended June 30, 2008 and 2007, income (loss) from continuing operations included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with pre-sale condominium communities and condominium communities under development totaling $160 and $291 for the three months ended and $407 and $451 for the six months ended June 30, 2008 and 2007, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (7) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three and six months ended June 30, 2008 and 2007 was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Condominium revenues	$10,051	$25,222	$18,348	$31,091
Condominium costs and expenses	(10,419)	(19,524)	(16,597)	(23,885)

Gains (losses) on sales of condominiums, net	$(368)	$5,698	$1,751	$7,206

For the three and six months ended June 30, 2007, the Company recognized a proportionate 75% gain on sale of real estate totaling approximately $55,300 related to the transfer of two operating apartment communities to newly formed unconsolidated entities, in which the Company retained a 25% non-controlling interest, for aggregate proceeds of approximately $89,352. The unconsolidated entities obtained mortgage financing secured by the apartment communities totaling approximately $85,772, of which approximately $21,431 was distributed to the Company.
For the three and six months ended June 30, 2007, gains on sales of real estate assets in continuing operations also included gains of $1,740 and $3,938, respectively, on the sales of land sites in Atlanta, Georgia and Dallas, Texas.
(6)	For the three and six months ended June 30, 2008 and 2007, other expenses primarily included estimated state franchise and other income taxes.

(7)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.
For the three and six months ended June 30, 2008, income from discontinued operations included the operating results of eight apartment communities, containing 2,615 units, held for sale at June 30, 2008 and one apartment community, containing 143 units, through its sale date in 2008. For the three and six months ended June 30, 2007, income from discontinued operations included the results of operations of the eight apartment communities held for sale at June 30, 2008, the apartment community sold in 2008, a condominium conversion community sold in 2007, and three apartment communities sold in 2007 through their sale dates.
The operating revenues and expenses of these communities for the three and six months ended June 30, 2008 and 2007 were as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Rental	$11,196	$13,013	$22,502	$26,272
Other property revenues	471	645	875	1,241

Total revenues	11,667	13,658	23,377	27,513

Expenses
Property operating and maintenance (exclusive of items shown separately below)	3,763	4,384	7,900	9,126
Depreciation	1,698	2,685	3,623	5,377
Interest	1,944	2,336	3,921	4,891
Minority interest in consolidated property partnerships	134	95	234	138

Total expenses	7,539	9,500	15,678	19,532

Income from discontinued property operations before minority interest	4,128	4,158	7,699	7,981
Minority interest	(25)	(59)	(57)	(117)

Income from discontinued property operations	$4,103	$4,099	$7,642	$7,864

For the six months ended June 30, 2008, the Company recognized net gains in discontinued operations of $2,311 ($2,290 net of minority interest), from the sale of an apartment community, containing 143 units. This sale generated net proceeds of approximately $19,433. For the six months ended June 30, 2007, the Company recognized net gains in discontinued operations of $16,974 ($16,714 net of minority interest), from the sale of an apartment community, containing 182 units.
For the six months ended June 30, 2007, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales activities at one condominium conversion community that sold out in the first quarter of 2007. A summary of revenues and costs and expenses of condominium activities included in discontinued operations was as follows:

Six months ended
June 30, 2007
Condominium revenues	$560
Condominium costs and expenses	(381)

Gains on condominium sales, before minority interest	179
Minority interest	(3)

Gains on condominium sales, net of minority interest	$176

(8)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of June 30, 2008, there were 44,404 units of the Operating Partnership outstanding, of which 44,111, or 99.3%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income (loss) available to common shareholders	$(26,973)	$62,027	$(26,196)	$84,589
Minority interest of common unitholders — continuing operations	(238)	852	(284)	882
Minority interest in discontinued operations (1)	25	59	78	380
Depreciation on consolidated real estate assets (2)	15,582	16,524	31,284	33,013
Depreciation on real estate assets held in unconsolidated entities	345	274	693	500
Gains on sales of real estate assets	368	(60,998)	(4,062)	(79,659)
Incremental gains (losses) on condominium sales	(1,748)	3,360	(244)	3,164
Gains on sales of real estate assets — unconsolidated entities	—	40	—	(162)
Incremental gains on condominium sales — unconsolidated entities (3)	—	(46)	—	87

Funds from operations available to common shareholders and unitholders (A)	$(12,639)	$22,092	$1,269	$42,794

Funds from operations available to common shareholders and unitholders (A)	$(12,639)	$22,092	$1,269	$42,794
Annually recurring capital expenditures	(3,382)	(3,464)	(5,640)	(6,080)
Periodically recurring capital expenditures	(1,738)	(1,562)	(3,331)	(3,867)
Non-cash impairment charges	28,947	—	28,947	—
Non-cash straight-line adjustment for ground lease expenses	294	311	589	624
Strategic review costs	2,091	—	8,161	—

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$13,573	$17,377	$29,995	$33,471

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$(0.29)	$0.50	$0.03	$0.97
Adjusted funds from operations per share or unit (4) (B÷C)	$0.31	$0.39	$0.68	$0.76
Dividends declared	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding	44,011	43,463	43,939	43,416
Weighted average shares and units outstanding (C)	44,305	44,086	44,287	44,064

Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$(0.29)	$0.49	$0.03	$0.95
Adjusted funds from operations per share or unit (4) (B÷D)	$0.31	$0.39	$0.67	$0.75
Dividends declared	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding (5)	44,011	44,278	44,297	44,192
Weighted average shares and units outstanding (5) (D)	44,305	44,900	44,645	44,840

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	For condominium conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $190 and $347 for the three months ended and $421 and $1,608 for the six months ended June 30, 2008 and 2007, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Funds from operations per share were computed using weighted average shares and units outstanding, including the impact of dilutive securities totaling 358 shares and units for the six months ended June 30, 2008. Such dilutive securities were antidilutive to the income (loss) per share computations for the six months ended June 30, 2008 since the Company reported a per share loss from continuing operations under generally accepted accounting principles for such period. Additionally, diluted weighted average shares and units for the three months ended June 30, 2008 excludes 307 shares and units that were antidilutive to all income (loss) per share computations under generally accepted accounting principles and the deficit in funds from operations for such period.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 36 communities containing 13,693 apartment units which were fully stabilized as of January 1, 2007, is summarized as follows:

	Three months ended			Six months ended
	June 30,			June 30,
	2008	2007	% Change	2008	2007	% Change
Rental and other revenues	$51,585	$50,286	2.6%	$102,518	$99,789	2.7%
Property operating and maintenance expenses (excluding depreciation and amortization)	21,395	20,063	6.6%	41,604	39,532	5.2%

Same store net operating income	$30,190	$30,223	(0.1)%	$60,914	$60,257	1.1%

Capital expenditures (1)
Annually recurring:
Carpet	$628	$643	(2.3)%	$1,154	$1,189	(2.9)%
Other	1,660	1,326	25.2%	2,633	2,261	16.5%

Total annually recurring	2,288	1,969	16.2%	3,787	3,450	9.8%
Periodically recurring (2)	1,575	571	175.8%	2,813	1,136	147.6%

Total capital expenditures (A)	$3,863	$2,540	52.1%	$6,600	$4,586	43.9%

Total capital expenditures per unit (A ÷ 13,693 units)	$282	$185	52.4%	$482	$335	43.9%

Average monthly rental rate per unit (3)	$1,246	$1,218	2.3%	$1,244	$1,213	2.6%

(1)	See Table 3 on page 28 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Periodically recurring expenditures for the three and six months ended June 30, 2008 include approximately $493 and $956, respectively related to the Company’s new “resident design center” program.

(3)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market -
Comparison of Second Quarter of 2008 to Second Quarter of 2007
(Increase (decrease) from same period in prior year)

	Three months ended				Six months ended
	June 30, 2008				June 30, 2008
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	3.8%	1.9%	5.1%	0.7%	3.8%	2.9%	4.3%	0.8%
Dallas	5.8%	14.6%	(0.8)%	(0.2)%	5.3%	12.3%	0.1%	0.5%
Washington, DC	2.2%	7.0%	(0.0)%	0.3%	2.3%	5.3%	0.8%	0.1%
Tampa	(3.3)%	7.4%	(10.5)%	(1.9)%	(2.6)%	4.5%	(7.4)%	(1.5)%
Charlotte	2.4%	14.4%	(3.5)%	(0.7)%	2.5%	5.1%	1.2%	(0.8)%
Houston	5.5%	13.8%	(1.5)%	(0.7)%	6.3%	8.9%	4.1%	0.3%
Austin	1.5%	(6.3)%	9.2%	(3.5)%	3.4%	(4.2)%	11.2%	(1.7)%
Orlando	(5.8)%	(32.6)%	26.0%	(2.6)%	(3.7)%	(20.0)%	11.6%	(1.0)%

Total	2.6%	6.6%	(0.1)%	(0.3)%	2.7%	5.2%	1.1%	0.1%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Six months ended		Occupancy
	Apartment	June 30,	June 30,		June 30,		at June 30,
Market	Units	2008	2008	2007	2008	2007	2008 (2)
Atlanta	4,243	29.4%	94.4%	93.7%	94.7%	93.9%	94.8%
Dallas	3,095	18.2%	94.0%	94.2%	94.5%	94.0%	95.6%
Washington, DC	1,700	19.8%	94.5%	94.2%	94.2%	94.1%	94.6%
Tampa	1,877	13.0%	91.9%	93.8%	92.7%	94.2%	95.7%
Charlotte	1,388	10.3%	94.3%	95.0%	93.5%	94.3%	95.7%
Houston	837	5.1%	92.6%	93.3%	93.0%	92.7%	93.9%
Austin	308	2.2%	94.0%	97.5%	94.9%	96.6%	94.2%
Orlando	245	2.0%	93.6%	96.2%	94.2%	95.2%	96.3%

Total	13,693	100.0%	93.8%	94.1%	94.1%	94.0%	95.1%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 93.0% and 93.4% for the three months ended and 93.2% and 93.3% for the six months ended June 30, 2008 and 2007, respectively. For the three months ended June 30, 2008 and 2007, net concessions were $320 and $216, respectively, and employee discounts were $143 and $153, respectively. For the six months ended June 30, 2008 and 2007, net concessions were $607 and $427, respectively, and employee discounts were $286 and $310, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended
	June 30,	March 31,
	2008	2008	% Change
Rental and other revenues	$51,585	$50,933	1.3%
Property operating and maintenance expenses (excluding depreciation and amortization)	21,395	20,209	5.9%

Same store net operating income (1)	$30,190	$30,724	(1.7)%

Average economic occupancy	93.8%	94.3%	(0.5)%

Average monthly rental rate per unit	$1,246	$1,241	0.4%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market -
Comparison of Second Quarter of 2008 to First Quarter 2008
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	1.2%	5.2%	(1.3)%	(0.6)%
Dallas	2.9%	7.3%	(0.7)%	(1.0)%
Washington, DC	1.4%	(0.6)%	2.5%	0.7%
Tampa	(1.1)%	7.1%	(6.9)%	(1.6)%
Charlotte	2.7%	15.8%	(3.7)%	1.6%
Houston	1.3%	13.8%	(8.5)%	(0.8)%
Austin	(0.7)%	(4.6)%	2.8%	(1.9)%
Orlando	(2.4)%	(9.4)%	2.7%	(1.2)%

Total	1.3%	5.9%	(1.7)%	(0.5)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	June 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Real estate assets
Land	$232,160	$276,680
Building and improvements	1,649,338	1,840,563
Furniture, fixtures and equipment	190,407	204,433
Construction in progress	135,232	134,125
Land held for future development	123,167	154,617

	2,330,304	2,610,418
Less: accumulated depreciation	(499,981)	(562,226)
For-sale condominiums	26,314	38,844
Assets held for sale, net of accumulated depreciation of $93,844 and $4,031 at June 30, 2008 and December 31, 2007, respectively	258,610	24,576

Total real estate assets	2,115,247	2,111,612
Investments in and advances to unconsolidated real estate entities	22,815	23,036
Cash and cash equivalents	17,988	11,557
Restricted cash	9,956	5,642
Deferred charges, net	10,159	10,538
Other assets	37,141	105,756

Total assets	$2,213,306	$2,268,141

Liabilities and shareholders’ equity
Indebtedness, including $34,261 and $0 secured by assets held for sale as of June 30, 2008 and December 31, 2007, respectively	$1,064,405	$1,059,066
Accounts payable and accrued expenses	99,003	100,215
Dividend and distribution payable	19,982	19,933
Accrued interest payable	4,790	4,388
Security deposits and prepaid rents	15,892	11,708

Total liabilities	1,204,072	1,195,310

Minority interest of common unitholders in Operating Partnership	6,034	10,354
Minority interests in consolidated real estate entities	2,921	3,972

Total minority interests	8,955	14,326

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
44,119 and 43,825 shares issued, 44,111 and 43,825 shares outstanding at June 30, 2008 and December 31, 2007, respectively	441	438
Additional paid-in-capital	882,438	874,928
Accumulated earnings	124,101	189,985
Accumulated other comprehensive income (loss)	(3,385)	(3,962)

	1,003,624	1,061,418
Less common stock in treasury, at cost, 83 and 72 shares at June 30, 2008 and December 31, 2007, respectively	(3,345)	(2,913)

Total shareholders’ equity	1,000,279	1,058,505

Total liabilities and shareholders’ equity	$2,213,306	$2,268,141

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at June 30, 2008

			Weighted Average Rate (1)
		Percentage	Three months ended June 30,
Type of Indebtedness	Balance	of Total	2008	2007
Unsecured fixed rate senior notes	$535,000	50.2%	6.4%	6.4%
Secured conventional fixed rate notes	385,134	36.2%	5.5%	6.2%
Unsecured lines of credit	144,271	13.6%	3.1%	5.6%
Secured tax exempt variable rate notes	—	0.0%	—	4.3%

	$1,064,405	100.0%	5.6%	6.3%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2)
Total fixed rate debt	$920,134	86.4%	5.6
Total variable rate debt	144,271	13.6%	1.8

Total debt	$1,064,405	100.0%	5.1

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2008	$3,572		6.0%
2009	76,618		5.5%
2010	332,899	(3)	5.7%
2011	141,431		5.4%
2012	103,296		5.5%
Thereafter	406,589		5.7%

	$1,064,405

Debt Statistics

	Six months ended
	June 30,
	2008		2007
Interest coverage ratio (4)(5)	2.2	x	2.3	x
Fixed charge coverage ratio (4)(6)	1.9	x	2.0	x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	40.2%		37.0%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	43.6%		40.6%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended June 30, 2007 are based on the debt outstanding for that period.

(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(3)	Includes outstanding balances on lines of credit of $144,271 maturing in 2010.

(4)	Calculated for the six months ended June 30, 2008 and 2007.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 29.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 29.

(7)	A computation of the debt ratios is included in Table 5 on page 30.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

Covenant requirement(1)	As of June 30, 2008
Consolidated Debt to Total Assets cannot exceed 60%	38%
Secured Debt to Total Assets cannot exceed 40%	14%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.3	x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.4	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	June 30, 2008
Ratio of Consolidate Debt to Total Assets
Consolidated debt, per balance sheet (A)	$1,064,405

Total assets, as defined (B) (Table A)	$2,796,972

Computed ratio (A÷B)	38%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$385,134

Computed ratio (C÷B)	14%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,064,405
Total secured debt (C)	(385,134)

Total unsecured debt (D)	$679,271

Total unencumbered assets, as defined (E) (Table A)	$2,207,991

Computed ratio (E÷D)	3.3	x

Required minimum ratio	1.5	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$125,140

Annual Debt Service Charge, as defined (G) (Table B)	$51,152

Computed ratio (F÷G)	2.4	x

Required minimum ratio	1.5	x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for
     Public Debt Covenant Computations

As of
June 30, 2008
Total real estate assets	$2,115,247
Add:
Investments in and advances to unconsolidated real estate entities	22,815
Accumulated depreciation	499,981
Accumulated depreciation on assets held for sale	93,844
Other tangible assets	65,085

Total assets for public debt covenant computations	2,796,972
Less:
Encumbered real estate assets	(588,981)

Total unencumbered assets for public debt covenant computations	$2,207,991

Table B
Calculation of Consolidated Income Available for Debt Service and
      Annual Debt Service Change for Public Covenant Computations

Six months ended
Consolidated income available for debt service	June 30, 2008
Net income (loss)	$(22,377)
Add:
Minority interest of common unitholders	(206)
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	17

Income before minority interest	(22,566)
Add:
Non-cash impairment charges	28,947
Depreciation	28,649
Depreciation (company share) of assets held in unconsolidated entities	693
Depreciation of discontinued operations	3,623
Amortization of deferred financing costs	1,710
Interest expense	20,268
Interest expense (company share) of assets held in unconsolidated entities	1,387
Interest expense of discontinued operations	3,921
Less:
Gains on sales of real estate assets, net — continuing operations	(1,751)
Gains on sales of real estate assets — discontinued operations	(2,311)

Consolidated income available for debt service	$62,570

Consolidated income available for debt service (annualized)	$125,140

Annual debt service charge
Consolidated interest expense	$20,268
Interest expense (company share) of assets held in unconsolidated entities	1,387
Interest expense of discontinued operations	3,921

Debt service charge	$25,576

Debt service charge (annualized)	$51,152

Post Properties, Inc.
Summary Of Communities Under Construction
($ in millions)

								Costs			Estimated
							Company	Incurred	Quarter	Quarter of	Quarter of		Units
		Number		Retail	Company	Estimated	Share of	as of	of Const.	First Units	Stabilized	Units	Under	Units
Community	Location	of Units		Sq. Ft.	Ownership	Cost	Est. Cost	06/30/08	Start	Available	Occupancy(1)	Leased(2)	Contract(3)	Closed(2)
								(Company
								Share)
Apartments (6):
Post Alexander™	Atlanta, GA	307		—	100%	$62.4	$62.4	$54.5	2Q 2006	1Q 2008	2Q 2009	97	N/A	N/A
Post Eastside™	Dallas, TX	435		37,900	100%	56.7	56.7	35.0	4Q 2006	2Q 2008	4Q 2009	71	N/A	N/A
Post Frisco Bridges™	Dallas, TX	269		29,000	100%	41.3	41.3	13.2	3Q 2007	1Q 2009	2Q 2010	—	N/A	N/A
Post Park®	Wash. DC	396		1,700	100%	84.7	84.7	29.1	4Q 2007	1Q 2009	3Q 2010	—	N/A	N/A
Post West Austin™	Austin, TX	329		—	100%	53.2	53.2	20.8	4Q 2007	1Q 2009	1Q 2010	—	N/A	N/A

Total Apartments		1,736		68,600		$298.3	$298.3	$152.6				168

Condominiums (6):
The Residences at 3630 Peachtree™ (4)	Atlanta, GA	137		—	50%	$93.4	$47.6	$15.2	3Q 2007	3Q 2009	N/A	N/A	—	—
Four Seasons Residences	Austin, TX	147	(5)	8,000	100%	133.5	133.5	29.3	1Q 2008	4Q 2009	N/A	N/A	60	—

Total Condominiums		284		8,000		$226.9	$181.1	$44.5					60	—

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	As of July 28, 2008.

(3)	As of July 28, 2008, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)	The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. This condominium portion of the project is co-owned with an Atlanta-based condominium development partner.

(5)	Due to the combination of certain contiguous units, the aggregate unit count was reduced from 168 units to 147 units.

(6)	Investments were generally underwritten to achieve targeted yields of approximately 6.00%-6.75% for apartment developments and approximately 20% pre-tax margins on estimated costs for condominium developments. Targeted yields for apartment developments represents the projected unlevered property net operating income (after adjustments for 3% management fee and $300 per unit capital reserves) as a percentage of total estimated construction costs. Targeted pre-tax margins for condominium developments represent projected pre-tax profits from condominium sales activities as a percentage of total estimated construction costs. There can be no assurance that these targets will be achieved.

Post Properties, Inc.
Summary of Future Projects
The following are future projects for which the Company is currently in pre-development as well as other land positions. The estimates and assumptions detailed below, including the approximate number of units, approximate retail square footage and approximate total projected development costs, are forward-looking and are subject to risks outlined on page 2 of this supplemental financial data. There can be no assurance that projects in pre-development will commence construction in the future or at all, that the number of units, square footage or intended use of the product will not change in the future or that development costs will not differ materially from the estimates provided below. The Company assumes no obligation to update this outlook in the future.
Active Pre-Development Projects (1):

		Carrying Value	Estimated
		At June 30, 2008	Apartment Units	Estimated Retail
Project	Metro Area	(in thousands)	For Rent	Square Feet
South Lamar	Austin, TX	$9,052	302	10,000

Post Morningside™ (2)	Charlotte, NC	—	400	25,000

Post Midtown Square® III	Houston, TX	3,438	124	11,000

Post Richmond™	Houston, TX	6,851	232	—

Wade I	Raleigh, NC	8,498	432	81,000	(3)

Post Carlyle Square™ II	Washington, D.C.	11,310	332	6,000

		$39,149	1,822	133,000

Other Land Held for Future Development (4):

		Carrying Value
		At June 30, 2008	Estimated Usable
Project	Metro Area	(in thousands)	Acreage
Alexander	Atlanta, GA	$8,665	2.5

Allen Plaza (three sites)	Atlanta, GA	27,669	5.6

Frisco Bridges II	Dallas, TX	5,456	5.4

Lake at Baldwin Park	Orlando, FL	17,554	13.5

Wade (two sites)	Raleigh, NC	14,016	19.6

Soho Square	Tampa, FL	10,658	4.1

		$84,018	50.7

Total Land and Pre-Development Costs		$123,167

(1)	Total development costs are projected to be approximately $380 million and include projected costs of proposed retail amenities, as applicable.

(2)	Site under contract to purchase. There can be no assurance that this land purchase will close. As of June 30, 2008, the Company had incurred pursuit costs and deposits totaling approximately $967 related to this project.

(3)	The Company currently expects to develop the retail portion of this project in a partnership with a retail developer. The Company’s share of projected development costs is included in total projected development costs.

(4)	Excludes land held for sale.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI			Number of Units
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	As of June 30, 2008
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	June 30, 2008	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Chastain® (3)	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$830	$48,133	$16,445	558	—
Post Heights™	Dallas, TX	1998-1999	368	845	1.35	1.58	2,598	503	42,195	10,700	66	43
Post Peachtree Hills®	Atlanta, GA	1992-1994	300	978	1.12	1.42	2,436	479	19,539	10,600	40	37

			1,226						$109,867	$37,745	664	80

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	June 30, 2008			As of June 30, 2008			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain® (3)	$662	$—	$662	$15,938	$457	$16,395	$50	2Q 2006	2Q 2008	4Q 2008
Post Heights™	2,015	3	2,018	3,052	24	3,076	7,624	1Q 2008	2Q 2009	1Q 2010
Post Peachtree Hills®	1,766	5	1,771	2,349	5	2,354	8,246	1Q 2008	1Q 2009	3Q 2009

	$4,443	$8	$4,451	$21,339	$486	$21,825	$15,920

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $2,800 of projected non-revenue generating capital costs.

(3)	The renovation of Post Chastain® was completed during the second quarter of 2008. The Company expects this community to reach stabilized occupancy later in 2008.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)

					# of Rental Units	Average		Transfer Price/Est.	Book Value	Units(4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Price/Est. Cost	as of				Available
Project	Location	Completed	Start Date	Units	06/30/08	Sq. Ft. (1)	Price/Est. Cost (2)	Per Unit	06/30/08 (3)	Total	Closed	Under Contract	for Sale
Condominium Conversion Projects
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	2	1,036	$37,000	$180	$3,087	206	163	1	42
RISETM	Houston, TX	2000	Q2 2006	143	30	1,407	26,250	184	8,807	143	88	9	46
Condominium Development Projects
The Condominiums at Carlyle Square™	Washington, DC	2007	2Q2007	145	N/A	855	46,200	319	6,162	145	126	4	15
Mercer Square™	Dallas, TX	2007	3Q2007	85	N/A	1,094	18,600	218	8,258	85	45	4	36

				579					$26,314	579	422	18	139

Financial Summary — Aggregate Condominium Activity

	Three months ended			Three months ended			Six months ended			Six months ended			Cumulative through
	June 30, 2008			June 30, 2007			June 30, 2008			June 30, 2007			June 30, 2008
			FFO			FFO			FFO			FFO			FFO
			Incremental			Incremental			Incremental			Incremental			Incremental
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)
Condominium Conversion Projects
Harbour Place City Homes™	8	$1,857	$(930)	20	$4,629	$(355)	11	$2,505	$(1,228)	35	$8,387	$(561)	163	$40,250	$(1,774)
RISETM	8	2,372	(579)	13	3,357	274	14	4,328	(676)	20	5,409	277	87	22,872	(1,396)
588TM (5)	—	—	—	—	—	—	—	—	—	1	560	179	127	34,557	3,526
The Peachtree ResidencesTM (5)	—	—	—	1	220	(46)	—	—	—	11	4,332	87	121	41,547	562
Condominium Development Projects
The Condominiums at Carlyle Square™	6	2,849	5	35	17,236	3,009	22	7,918	1,566	35	17,295	2,975	123	54,241	9,333
Mercer Square™	11	2,973	286	—	—	—	13	3,597	484	—	—	—	41	11,809	701

	33	10,051	(1,218)	69	25,442	2,882	60	18,348	146	102	35,983	2,957	662	205,276	10,952
Other	—	—	(160)	—	—	(269)	—	—	(407)	—	—	(407)	—	8	(1,044)

Total	33	$10,051	$(1,378)	69	$25,442	$2,613	60	$18,348	$(261)	102	$35,983	$2,550	662	$205,284	$9,908

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including the Company’s share of total estimated construction costs of ground-up condominiums being developed and not yet in active sales (see page 14) of approximately $181.1 million and book value of unsold condominiums above, committed capital to the condominium business at June 30, 2008 totaled approximately $207.4 million.

(4)	Unit status is as of July 28, 2008. There can be no assurance that condominium units under contract will close.

(5)	Final condominium closings occurred in 2007 at these communities. The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)	For co-investment projects, amounts are net of minority interests of $(370) and $701 for the three months and $17 and $701 for the six months ended June 30, 2008 and 2007, respectively. Excludes the impact of income tax expense attributable to gains on condominium sales, as applicable. There was no income tax provision for the three and six months ended June 30, 2008 and 2007.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions
Q3 2007
Post Lake® at Baldwin Park	Orlando, FL	350	2004 - 2007	$211,429	$74,000,000
2007 YTD Total					$74,000,000

Average Cap Rate - Acquisitions - 2007					4.2%	(1)

Dispositions

Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000

Q2 2007
Post Collier Hills®	Atlanta, GA	396	1997	$140,327	41,677,000	(3)
Post Crest®	Atlanta, GA	410	1996	$158,125	48,623,000	(3)

Q4 2007
Post Ashford®	Atlanta, GA	222	1987	$103,603	23,000,000
Post Lindbergh®	Atlanta, GA	396	1998	$154,542	45,899,000	(3)
Post Vinings®	Atlanta, GA	403	1989-1991	$111,166	44,800,000

2007 YTD Total					$227,999,000

Average Cap Rate - Dispositions - 2007					5.0%	(2)

Q1 2008
Post Wilson™	Dallas, TX	143	1999	$138,811	$19,850,000

2008 YTD Total					$19,850,000

Average Cap Rate - Acquisitions - 2008					5.6%

(1)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to the second phase of Post Lake® at Baldwin Park which is in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2.9 million relating to closing costs and other amounts it plans to spend to improve this community.

(2)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(3)	The Company transferred these communities to an unconsolidated entity, in which the Company retained a 25% interest. These amounts reflect the 75% portion of the gross transfer price effectively acquired by the institutional investor.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three and six months ended June 30, 2008 and 2007 is detailed below.

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Development and acquisition expenditures (1)	$41,255	$37,030	$80,613	$66,620
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	4,443	2,539	7,951	7,206
Other community additions and improvements (3)	1,738	1,562	3,331	3,867
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,382	3,464	5,640	6,080
Corporate additions and improvements	190	347	421	1,608

	$51,008	$44,942	$97,956	$85,381

Other Data
Capitalized interest	$3,288	$2,688	$6,671	$5,795

Capitalized development and associated costs (5)	$1,568	$722	$3,328	$1,485

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Conversion/Development Communities
The Company holds investments in four limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:
Non-Financial Data

		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
The Residences at 3630 Peachtree™ (2)	Atlanta, GA	Condominiums	137	50%
Financial Data

	As of						Three months ended		Six months ended
	June 30, 2008						June 30, 2008		June 30, 2008
	Gross Investment	Mortgage/Construction		Entity	Company’s Equity		Entity	Company’s	Entity	Company’s
Joint Venture Property	in Real Estate (8)	Notes Payable		Equity	Investment		NOI	Equity in Earnings	NOI	Equity in Earnings
Post Collier Hills® (1)	$54,462	$39,565	(3)	$14,314	$(3,926	) (1)	$721	$8	$1,475	$25
Post Crest® (1)	63,698	46,159	(3)	16,661	(6,280	) (1)	808	4	1,578	(1)
Post Lindbergh® (1)	60,142	41,000	(4)	19,424	(3,679	) (1)	851	27	1,614	31
Post Biltmore™	36,246	17,000	(5)	14,167	6,840		609	90	1,220	181
Post Massachusetts Avenue™	69,116	49,996	(6)	10,182	6,822		1,418	291	2,889	585
The Residences at 3630 Peachtree™ (2)	96,733	56,550	(7)	34,271	9,153		(13)	—	(42)	—

Total	$380,397	$250,270		$109,019	$8,930		$4,394	$420	$8,734	$821

(1)	In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)	This project commenced construction during the third quarter of 2007 and is expected to be completed in 2009. The development will consist of for-sale condominiums and class A office space. The Company holds a 50% equity interest in the for-sale condominium portion of the project. Consequently, the Company’s share of gross real estate assets and mortgage/construction notes payable at June 30, 2008 was $19,107 and $9,999, respectively. See page 14 for information regarding the for-sale condominium portion of the project.

(3)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.

(4)	This note bears interest at a fixed rate of 5.71% and matures in 2017.

(5)	This note bears interest at a fixed rate of 4.04% and matures in 2008.

(6)	This note bears interest at a fixed rate of 4.13% and requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008.

(7)	At June 30, 2008, $56,550 was outstanding under a $187,128 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35%.

(8)	Represents GAAP basis net book value plus accumulated depreciation.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.
The Company presents below NOI for the quarter ended June 30, 2008 for properties stabilized by April 1, 2008 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by April 1, 2008 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.
Financial Data
(In thousands)

	Three months ended			As
Income Statement Data	June 30, 2008	Adjustments		Adjusted
Rental revenues	$62,286	$4,066	(1)	$66,352
Other property revenues	4,084	99	(1)	4,183

Total rental and other revenues (A)	66,370	4,165		70,535
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	33,555	(5,918	) (1)	27,637

Property net operating income (Table 1) (A-B)	$32,815	$10,083		$42,898

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,116)
Assumed property capital expenditure reserve ($300 per unit per year based on 17,294 units)				(1,297)
Adjusted property net operating income				$39,485

Annualized property net operating income (C)				$157,940

Apartment units represented	22,140	(4,846	) (1)	17,294

	As of			As
Other Asset Data	June 30, 2008	Adjustments		Adjusted
Cash & equivalents	$17,988			$17,988
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	135,232	301,405	(2)	436,637
Land held for future development		123,167		123,167
For-sale condominiums and assets held for sale (3)	284,924	(217,707	)(3)	67,217
Investments in and advances to unconsolidated real estate entities (4)	22,815	(3,708	)(4)	19,107
Restricted cash and other assets		47,097		47,097
Cash & other assets of unconsolidated real estate entities (5)	7,242	(5,160	)(5)	2,082

Total (D)	$638,465	$74,830		$713,295

Other Liability Data
Indebtedness	$1,064,405			$1,064,405
Other liabilities (6)	142,588	(26,969	)(6)	115,619
Total liabilities of unconsolidated real estate entities (7)	260,263	(193,083	)(7)	67,180

Total (E)	$1,467,256	$(220,052)		$1,247,204

Other Data

	As of June 30, 2008
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (F)			$95,000

Common shares outstanding	44,111
Common units outstanding	293

Total (G)	44,404	$29.75	$1,321,019

Implied market value of Company gross real estate assets (H) = (E+F+G-D)			$1,949,928

Implied Portfolio Capitalization Rate (C÷H)			8.1%

(1)	The following table summarizes the adjustments made to the components of property net operating income for the three months ended June 30, 2008 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction, lease-up, conversion or rehabilitation	$(5,791)	$(366)	$(3,507)	(3,546)
Corporate property management expenses			(3,924)
Company share of unconsolidated entities	2,003	140	750	(1,256)
Held for sale operating properties	10,682	461	3,602	(44)
Corporate apartments and other	(2,828)	(136)	(2,839)

	$4,066	$99	$(5,918)	(4,846)

(2)	The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the second quarter of 2008.

(3)	The adjustment reflects a reduction for the depreciated book value of eight apartment communities held for sale and included in discontinued operations at June 30, 2008, as the net property operating income of these communities has been included in adjusted property net operating income reflected above (see note 1).

(4)	The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above, plus an adjustment to increase the Company’s investment in The Residences at 3630 Peachtree™ to the Company’s proportionate share of the real estate assets of such entity. The “As Adjusted” amount represents the Company’s share of the total assets of The Residences at 3630 Peachtree™.

(5)	The “As of June 30, 2008” amount represents cash and other assets of unconsolidated apartment and condominium entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets of the Company’s unconsolidated apartment and condominium entities. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment and condominium entities.

(6)	The “As of June 30, 2008” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, credit investment balances of the Company’s investment in unconsolidated entities and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $13,084 and for credit investment balances of the Company’s investment in three unconsolidated entities of $13,885.

(7)	The “As of June 30, 2008” amount represents total liabilities of unconsolidated apartment and condominium entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities of unconsolidated apartment entities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment and condominium entities.

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges and strategic review costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Six months ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2008	2007	2008	2008	2007
Total same store NOI	$30,190	$30,223	$30,724	$60,914	$60,257
Property NOI from other operating segments	2,625	2,036	2,304	4,929	4,715

Consolidated property NOI	32,815	32,259	33,028	65,843	64,972

Add (subtract):
Interest income	61	213	210	271	463
Other revenues	235	128	239	474	245
Minority interest in consolidated property partnerships	427	(716)	(366)	61	(693)
Depreciation	(14,386)	(14,375)	(14,263)	(28,649)	(28,726)
Interest expense	(10,112)	(10,863)	(10,156)	(20,268)	(21,908)
Amortization of deferred financing costs	(859)	(829)	(851)	(1,710)	(1,641)
General and administrative	(4,956)	(5,959)	(5,848)	(10,804)	(11,407)
Investment and development	(1,356)	(1,955)	(1,458)	(2,814)	(3,505)
Strategic review costs	(2,091)	—	(6,070)	(8,161)	—
Impairment and severance charges	(29,300)	—	—	(29,300)	—
Gains (losses) on sales of real estate assets, net	(368)	62,738	2,119	1,751	66,444
Equity in income of unconsolidated real estate entities	420	310	401	821	814
Other income (expense)	66	(261)	(174)	(108)	(522)
Minority interest of common unitholders	238	(852)	46	284	(882)

Income (loss) from continuing operations	(29,166)	59,838	(3,143)	(32,309)	63,654
Income from discontinued operations	4,103	4,099	5,829	9,932	24,754

Net income (loss)	$(25,063)	$63,937	$2,686	$(22,377)	$88,408

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three Months Ended			Q2 ’08	Q2 ’08	Q2 ’08
	June 30,	June 30,	March 31,	vs. Q2 '07	vs. Q1 '08	% Same
	2008	2007	2008	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$14,969	$14,425	$14,787	3.8%	1.2%
Dallas	10,320	9,752	10,031	5.8%	2.9%
Washington, D.C.	8,991	8,795	8,864	2.2%	1.4%
Tampa	7,101	7,342	7,181	(3.3)%	(1.1)%
Charlotte	4,912	4,797	4,784	2.4%	2.7%
Houston	3,070	2,910	3,031	5.5%	1.3%
Austin	1,231	1,213	1,240	1.5%	(0.7)%
Orlando	991	1,052	1,015	(5.8)%	(2.4)%

Total rental and other revenues	51,585	50,286	50,933	2.6%	1.3%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,072	5,959	5,773	1.9%	5.2%
Dallas	4,830	4,216	4,501	14.6%	7.3%
Washington, D.C.	3,023	2,825	3,040	7.0%	(0.6)%
Tampa	3,187	2,968	2,976	7.4%	7.1%
Charlotte	1,813	1,585	1,566	14.4%	15.8%
Houston	1,519	1,335	1,335	13.8%	13.8%
Austin	566	604	593	(6.3)%	(4.6)%
Orlando	385	571	425	(32.6)%	(9.4)%

Total	21,395	20,063	20,209	6.6%	5.9%

Net operating income Atlanta	8,897	8,466	9,014	5.1%	(1.3)%	29.4%
Dallas	5,490	5,536	5,530	(0.8)%	(0.7)%	18.2%
Washington, D.C.	5,968	5,970	5,824	(0.0)%	2.5%	19.8%
Tampa	3,914	4,374	4,205	(10.5)%	(6.9)%	13.0%
Charlotte	3,099	3,212	3,218	(3.5)%	(3.7)%	10.3%
Houston	1,551	1,575	1,696	(1.5)%	(8.5)%	5.1%
Austin	665	609	647	9.2%	2.8%	2.2%
Orlando	606	481	590	26.0%	2.7%	2.0%

Total same store NOI	$30,190	$30,223	$30,724	(0.1)%	(1.7)%	100.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Six months ended
	June 30,	June 30,
	2008	2007	% Change
Rental and other revenues Atlanta	$29,756	$28,679	3.8%
Dallas	20,351	19,319	5.3%
Washington, D.C.	17,855	17,454	2.3%
Tampa	14,283	14,668	(2.6)%
Charlotte	9,696	9,457	2.5%
Houston	6,100	5,738	6.3%
Austin	2,471	2,390	3.4%
Orlando	2,006	2,084	(3.7)%

Total rental and other revenues	102,518	99,789	2.7%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	11,845	11,509	2.9%
Dallas	9,331	8,311	12.3%
Washington, D.C.	6,063	5,759	5.3%
Tampa	6,164	5,898	4.5%
Charlotte	3,379	3,214	5.1%
Houston	2,853	2,619	8.9%
Austin	1,159	1,210	(4.2)%
Orlando	810	1,012	(20.0)%

Total	41,604	39,532	5.2%

Net operating income
Atlanta	17,911	17,170	4.3%
Dallas	11,020	11,008	0.1%
Washington, D.C.	11,792	11,695	0.8%
Tampa	8,119	8,770	(7.4)%
Charlotte	6,317	6,243	1.2%
Houston	3,247	3,119	4.1%
Austin	1,312	1,180	11.2%
Orlando	1,196	1,072	11.6%

Total same store NOI	$60,914	$60,257	1.1%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Annually recurring capital expenditures by operating segment Fully stabilized	$2,288	$1,969	$3,787	$3,450
Communities stabilized during 2007	92	—	122	23
Development, rehabilitation and lease-up	416	410	655	661
Condominium conversion and other	—	277	—	616
Acquired	35	—	66	—
Other segments	551	808	1,010	1,330

Total annually recurring capital expenditures per statements of cash flows	$3,382	$3,464	$5,640	$6,080

Periodically recurring capital expenditures by operating segment Fully stabilized	$1,575	$571	$2,813	$1,136
Communities stabilized during 2007	—	748	17	1,975
Development, rehabilitation and lease-up	25	49	93	273
Condominium conversion and other	—	101	—	225
Acquired	—	—	36	—
Other segments	138	93	372	258

Total periodically recurring capital expenditures per statements of cash flows	$1,738	$1,562	$3,331	$3,867

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Six months ended
	June 30,
	2008		2007
Income (loss) from continuing operations	$(32,309)		$63,654

Minority interest of common unitholders	(284)		882
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	17		701
Gains on sales of real estate assets, net	(1,751)		(66,444)
Gains on sales of real estate assets — unconsolidated entities	—		(162)
Non-cash impairment charges	28,947		—
Depreciation expense	28,649		28,726
Depreciation (company share) of assets held in unconsolidated entities	693		500
Interest expense	20,268		21,908
Interest expense (company share) of assets held in unconsolidated entities	1,387		642
Amortization of deferred financing costs	1,710		1,641

Income available for debt service (A)	$47,327		$52,048

Interest expense	$20,268		$21,908
Interest expense (company share) of assets held in unconsolidated entities	1,387		642

Interest expense for purposes of computation (B)	21,655		22,550
Dividends and distributions to preferred shareholders and unitholders	3,819		3,819
Fixed charges for purposes of computation (C)	$25,474		$26,369

Interest coverage ratio (A÷B)	2.2	x	2.3	x

Fixed charge coverage ratio (A÷C)	1.9	x	2.0	x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of June 30,
	2008	2007
Total real estate assets per balance sheet	$2,115,247	$2,000,916
Plus:
Company share of real estate assets held in unconsolidated entities	94,510	71,395
Company share of accumulated depreciation — assets held in unconsolidated entities	6,049	4,360
Accumulated depreciation per balance sheet	499,981	560,927
Accumulated depreciation on assets held for sale	93,844	—

Total undepreciated real estate assets (A)	$2,809,631	$2,637,598

Total debt per balance sheet	$1,064,405	$938,998
Plus:
Company share of third party debt held in unconsolidated entities	65,128	44,880
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,129,533	$975,328

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	40.2%	37.0%

Total debt per balance sheet	$1,064,405	$938,998
Plus:
Company share of third party debt held in unconsolidated entities	65,128	44,880
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,224,533	$1,070,328

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	43.6%	40.6%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

June 30, 2008
Total shareholders’ equity, per balance sheet	$1,000,279
Plus:
Accumulated depreciation, per balance sheet	499,981
Accumulated depreciation held for sale assets, per balance sheet	93,844
Minority interest of common unitholders in Operating Partnership, per balance sheet	6,034
Less:
Deferred charges, net, per balance sheet	(10,159)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,494,979

Total common shares and units (B)	44,404

Company undepreciated book value per share (A÷B)	$33.67